Exhibit (h)(3)(c)

PACIFIC FUNDS SERIES TRUST

AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT (the “Amendment”), effective as of August 1, 2018, is entered into by and between Pacific Funds Series Trust (the “Trust” or “Pacific Funds”), on behalf of the series of Pacific Funds designated in the schedules to the Agreement (each a “Fund,” collectively, the “Funds”), and Pacific Life Fund Advisors LLC (“Adviser”).

WHEREAS, the Trust and Adviser (collectively, the “Parties”) are parties to a certain Expense Limitation Agreement dated August 1, 2017, as may be amended from time to time (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement upon the following terms and conditions.

NOW THEREFORE, in consideration of the renewal of premises and mutual promises and covenants contained in the Agreement, and good and fair consideration, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties hereby agree as follows:

1)             Paragraph I.B., entitled Fund Operating Expenses, is hereby deleted and replaced with the following:

For purposes of this Agreement, “Fund Operating Expenses” shall consist of the ordinary operating expenses incurred by a Fund in any fiscal year, including but not limited to administration fees and expenses, and organizational expenses. These Fund Operating Expenses do not include following: investment advisory fees (management fees); distribution and/or service fees; dividends on securities sold short; acquired fund fees and expenses; interest (including commitment fees); taxes (including foreign taxes on dividends, interest or gains); brokerage commissions and other transactional expenses; extraordinary expenses such as litigation expenses, liquidation expenses, reorganization expenses; and other expenses not incurred in the ordinary course of each Fund’s business (such as No-Action Letters and Private Letter Rulings).

2)             Schedules A, B, C and D to the Agreement are hereby deleted in its entirety and replaced with the Schedules A, B, C and D attached hereto, effective as of the date noted on that schedule.

3)             Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

1

PF – Amendment to Expense Limitation Agreement

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Expense Limitation Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By:	/s/ Carleton J. Muench	By:	/s/ Laurene E. MacElwee
	Name: Carleton J. Muench		Name: Laurene E. MacElwee
	Title: Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Carleton J. Muench	By:	/s/ Laurene E. MacElwee
	Name: Carleton J. Muench		Name: Laurene E. MacElwee
	Title: Vice President		Title: VP & Assistant Secretary

2

SCHEDULE A

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  Portfolio Optimization Funds(1)

Operating Expense Limits for Class A, Class B, Class C, Class R and Advisor Class Shares:

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate

Pacific Funds Portfolio Optimization Conservative
Pacific Funds Portfolio Optimization Moderate-Conservative
Pacific Funds Portfolio Optimization Moderate
Pacific Funds Portfolio Optimization Growth
Pacific Funds Portfolio Optimization Aggressive-Growth

0.15% through July 31, 2019 0.30% from August 1, 2019 through July 31, 2023

Effective:  August 1, 2018

(1)  Pacific Funds Portfolio Optimization Conservative, Pacific Funds Portfolio Optimization Moderate-Conservative, Pacific Funds Portfolio Optimization Moderate, Pacific Funds Portfolio Optimization Growth, and Pacific Funds Portfolio Optimization Aggressive-Growth are, together, the “Portfolio Optimization Funds.”

A-1

SCHEDULE B

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  PF Fixed Income Funds(2) and Pacific Funds Diversified Alternatives

I.                                        Operating Expense Limits for Class A Shares

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2019
Pacific Funds Diversified Alternatives	0.40% through July 31, 2019

II.                                   Operating Expense Limits for Class C Shares

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Core Income	0.10% through July 31, 2019
Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.05% through July 31, 2019
Pacific Funds Diversified Alternatives	0.40% through July 31, 2019

(2)  Pacific Funds Core Income, Pacific Funds Floating Rate Income, Pacific Funds High Income, Pacific Funds Short Duration Income and Pacific Funds Strategic Income are, together, the “PF Fixed Income Funds.”  The expense caps for Class P shares of the PF Fixed Income Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

B-1

III.                              Operating Expense Limits for Advisor Class Shares:

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income Pacific Funds High Income	0.10% through July 31, 2019
Pacific Funds Core Income	0.05% through July 31, 2019
Pacific Funds Diversified Alternatives	0.40% through July 31, 2019

IV.                               Operating Expense Limits for Class I Shares:

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate
Pacific Funds Short Duration Income Pacific Funds High Income	0.10% through July 31, 2019
Pacific Funds Core Income Pacific Funds Strategic Income Pacific Funds Floating Rate Income	0.05% through July 31, 2019

Effective:  August 1, 2018

B-2

SCHEDULE C

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT
FOR:  PF U.S. Equity Funds(3)

I.                                        Operating Expense Limits for Class A Shares:

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.20% through July 31, 2020
Pacific Funds Small-Cap Growth	0.15% through July 31, 2020

II.                                   Operating Expense Limits for Class C and Advisor Class Shares:

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through July 31, 2019

III.                              Operating Expense Limits for Class S Shares:

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate
Pacific Funds Large-Cap Pacific Funds Large-Cap Value	0.10% through July 31, 2019
Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value	0.15% through July 31, 2019
Pacific Funds Small-Cap Growth	0.05% through July 31, 2019

Effective:  August 1, 2018

(3)  Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value and Pacific Funds Small-Cap Growth are, together, the “PF U.S. Equity Funds.”  The expense caps for Class P shares of the PF U.S. Equity Funds that are offered as Underlying Funds are stated in Schedule D to this Agreement.

C-1

SCHEDULE D

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT

FOR:  Class P Underlying Funds

Operating Expense Limits for Class P Shares:

Maximum Operating Expense Limit

(as a Percentage of average daily net assets)

Fund	Contractual Rate
Pacific Funds Core Income Pacific Funds Floating Rate Income	0.05% through July 31, 2019
Pacific Funds High Income	0.10% through July 31, 2019

PF Inflation Managed Fund
PF Managed Bond Fund
PF Short Duration Bond Fund
PF Emerging Markets Debt Fund
PF Growth Fund
PF Large-Cap Value Fund
PF Mid-Cap Equity Fund
PF Developing Growth Fund
PF Small-Cap Value Fund
PF Real Estate Fund
PF Emerging Markets Fund
PF International Large-Cap Fund
PF International Value Fund
PF Comstock Fund(4)
PF Main Street Core(4)

0.15% through July 31, 2019 0.30% from August 1, 2019 through July 31, 2023
PF Currency Strategies Fund PF Global Absolute Return Fund PF International Small-Cap Fund	0.25% through July 31, 2019
PF Multi-Asset Fund PF Multi-Fixed Income Fund(5)	0.16% through July 31, 2019
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through July 31, 2019

Effective:  August 1, 2018

(4)  Through the Liquidation Date (on or about August 28, 2018).

(5)  Upon commencement of operations.

D-1